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                                                                      EXHIBIT 99


                           (WILLBROS GROUP, INC. LOGO)


NEWS RELEASE                        CONTACT:  Michael W. Collier
                                              Vice President, Investor Relations
                                              Willbros USA, Inc.
                                              (713) 403-8016

                                              Jack Lascar/Partner
                                              DRG&E
                                              (713) 529-6600


                       WILLBROS NAMES RANDY HARL PRESIDENT
                           AND CHIEF OPERATING OFFICER


HOUSTON, TEXAS -- JANUARY 24, 2006 - Willbros Group, Inc. (NYSE: WG) announced today that Robert R. (Randy) Harl, 55, has been named President and Chief Operating Officer and also a member of the Board of Directors of the Company. Mr. Harl, a former Chairman, President and CEO of the engineering and construction firm Kellogg Brown & Root ("KBR"), has over 30 years experience in various management and officer positions at KBR and its subsidiaries. Having served as President of several of the Brown & Root business units, Mr. Harl's experience includes executive management responsibilities for units serving both upstream and downstream oil and gas sectors as well as the power, government, and infrastructure sectors.

         Michael F. Curran, Chairman and CEO, said "Randy Harl has extensive engineering and construction company management experience and has the industry knowledge and management skills to lead Willbros forward in this promising global energy services market. We are confident that he can make a difference as the Company continues to seek structural and operating improvements."

         Willbros Group, Inc. is an independent contractor serving the oil, gas and power industries, providing engineering and construction, and facilities development and operations services to industry and government entities worldwide. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including such things as the potential for additional investigations, fines and penalties by government agencies, the financial impact of internal investigations, litigation that may arise from the investigations,


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the outcome of potential SEC and Department of Justice investigations, including review and restatement of the Company's previously announced or filed financial results and the costs and expenses associated therewith; the identification of one or more other issues that require restatement of one or more prior period financial statements; the completion and audit of Willbros' 2005 financial statements; the communication by Willbros' management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; availability of quality management, availability and terms of capital; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures, oil, gas, gas liquids and power prices and demand, the amount and location of planned pipelines, the effective tax rate of the different countries where the work is being conducted, development trends of the oil, gas and power industries, changes in the political and economic environment of the countries in which the Company has operations, as well as other risk factors described from time to time in the Company's documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

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